    As filed with the Securities and Exchange Commission on October 19, 2000

                                              Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                         TARGETED GENETICS CORPORATION
            (Exact name of Registrant as specified in its charter)


                      Washington                                                   91-1549568
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
         (Address of principal executive offices, including zip code)

                         TARGETED GENETICS CORPORATION
                 2000 GENOVO, INC. ROLL-OVER STOCK OPTION PLAN
                           (Full title of the plan)

                               H. STEWART PARKER
                     President and Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
                                (206) 623-7612
(Name, address and telephone number, including area code, of agent for service)
                            ______________________
                                   Copy to:

                               STEPHEN M. GRAHAM
                      Orrick, Herrington & Sutcliffe LLP
                         701 Fifth Avenue, Suite 6500
                          Seattle, Washington  98104
                            ______________________


                                                    CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                             Proposed Maximum
        Title of Securities              Number to Be         Proposed Maximum               Aggregate Offering        Amount of
        to Be Registered                 Registered(1)       Offering Price Per Share(2)      Price(2)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share   679,444                       $9.31                       $6,325,624            $1,670
-----------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares that may become issuable under the plan being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated to be $9.31, based on the average of the high ($10.375) and low ($8.25) prices for the registrant's common stock on October 13, 2000, as reported on the Nasdaq National Market.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration statement:

               (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 23, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

               (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 11, 2000;

               (d) The registrant's Current Report on Form 8-K, filed on August 23, 2000;

               (e) The registrant's Current Report on Form 8-K, filed on September 13, 2000;

               (f) The registrant's Current Report on Form 8-K, filed on October 2, 2000; and

               (g) The description of the registrant's Common Stock contained in the registrant's registration statements on Form 8-A filed on April 26, 1994 and October 22, 1996 under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into and to be a part of this registration statement, commencing on the respective dates on which such documents are filed.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11 of the registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

          The registrant has entered into indemnification agreements with certain of its executive officers and directors, in which the registrant has agreed to hold harmless and indemnify each such officer or director to the fullest extent permitted by Washington law. Under these indemnification agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the registrant's board of directors or unless the action is to enforce the provisions of the indemnification agreements.

          No indemnity pursuant to the indemnification agreements may be provided by the registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of securities of the registrant in violation of the provisions of Section 16(b) of the Exchange Act, as amended, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the registrant.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS


    Exhibit
    Number                                    Description
---------------     ------------------------------------------------------------
     5.1            Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    23.1            Consent of Ernst & Young LLP, Independent Auditors

    23.2            Consent of Ernst & Young, Chartered Accountants

    23.3 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

    24.1            Power of Attorney (included on signature page)

    99.1 Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan

Item 9.   UNDERTAKINGS

A.        The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 19th day of October, 2000.

                                   TARGETED GENETICS CORPORATION

                                        /s/ H. STEWART PARKER
                                   --------------------------------------
                                   By:  H. Stewart Parker
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints H. Stewart Parker and James A. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 19th day of October, 2000.

       Signature                               Title
       ---------                               -----

/s/ H. STEWART PARKER        President, Chief Executive Officer (Principal
--------------------------   Executive Officer) and Director
H. Stewart Parker

/s/ JAMES A. JOHNSON         Senior Vice President, Finance and Administration,
--------------------------   Chief Financial Officer, Treasurer and Secretary
James A. Johnson             (Principal Financial Officer)

/s/ JEREMY L. CURNOCK COOK   Chairman of the Board and Director
--------------------------
Jeremy L. Curnock Cook

/s/ JACK L. BOWMAN           Director
--------------------------
Jack L. Bowman

/s/ JAMES D. GRANT           Director
--------------------------
James D. Grant

/s/ LOUIS P. LACASSE         Director
--------------------------
Louis P. Lacasse

/s/ NELSON L. LEVY           Director
--------------------------
Nelson L. Levy, Ph.D., M.D.

                             Director
--------------------------
Mark P. Richmond, Ph.D.

                               INDEX TO EXHIBITS


     Exhibit
     Number                             Description
---------------     -----------------------------------------------------------
     5.1            Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    23.1            Consent of Ernst & Young LLP, Independent Auditors

    23.2            Consent of Ernst & Young, Chartered Accountants

    23.3 Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1)

    24.1            Power of Attorney (included in signature page)

    99.1 Targeted Genetics Corporation 2000 Genovo, Inc. Roll-Over Stock Option Plan